UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2014

UBIQUITY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-179738	99-0371375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Research Drive, Irvine, California 92618
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 489-7600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry into a Material Definitive Agreement

Ubiquity, Inc. has entered into a Registration Rights Agreement (the “Registration Rights Agreement”) that, as previously reported, provides the holders of our shares of restricted common stock (the “Restricted Common Stock”) certain registration rights in connection with any offering of our common stock (the “Proposed Offering”). A condition precedent to the Registration Rights Agreement becoming effective was that holders of at least 50% of the shares of such Restricted Common Stock become a party to the Registration Rights Agreement. On September 22, 2014, we received signed counterparts of the Registration Rights Agreement from holders of approximately 52% of the shares of our Restricted Common Stock (the “Holders”), including each of our executive officers and directors. As of the date of this report we have received signed counterparts from Holders that represent approximately 75% of our issued and outstanding shares of our Restricted Common Stock.

Any Proposed Offering is expected to be a firm commitment underwritten offering of our shares of common stock, par value $0.001 per share, with gross proceeds to us of at least $40,000,000. Holders of Restricted Common Stock who are party to the Registration Rights Agreement will be entitled to participate in the Proposed Offering.

The Registration Rights Agreement will continue to be effective as long as certain events (“Milestones”) are achieved on or prior to the date specified in the Registration Rights Agreement, or such later date as agreed by Holders party to the Registration Rights Agreement that own at least 50% of the shares of Restricted Common Stock owned by the Holders party to the Registration Rights Agreement. These milestones include engaging a managing underwriter on terms acceptable to us and other matters related to a registered offering.

The foregoing summary of the Registration Rights Agreement does not purport to be complete, and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed herewith as Exhibit 10.1.

ITEM 7.01   REGULATION FD DISCLOSURE

On September 25, 2014, we issued the press release attached hereto as Exhibit 99.1 that noted, among other matters, that the Registration Rights Agreement is now effective.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Registration Rights Agreement, dated as of September 22, 2014, by and between Ubiquity, Inc. and the Holders named therein

99.1	Press Release, dated September 25, 2014

  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2014

UBIQUITY, INC.

By:	/s/ Christopher Carmichael
Christopher Carmichael
Chief Executive Officer